Exhibit 99.2

Offerpad LETTER TO SHAREHOLDERS Q1 2022

Q1 HIGHLIGHTS REVENUE $1.37B GROSS PROFIT $132.1M HOMES SOLD 3,602 HOMES ACQUIRED 2,856 Revenue increased $1.1 billion year over year Completed another quarter with positive Net Income Reported positive Adjusted EBITDA for the sixth consecutive quarter 2 Q1 2022

Offerpad. 04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 10 ESG Highlights 11 Financial Results Summary 13 Second-Quarter 2022 Outlook 14 Appendix 3 Q1 2022

WELCOME TO OFFERPAD HOW ARE WE DIFFERENT? 1 Providing a Real Estate Solutions Center We are offering services to meet homeowners’ needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to choose from, homeowners can create customizable solutions to best meet their needs. 3 Building Sustainable Growth Our focus is on growing rapidly in a responsible and disciplined manner that balances our goal of increasing market share with achieving long-term sustainable profitability. 4 Utilizing Industry Expertise Our in-house real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize performance. 5 Adding Value Through Renovations Our renovations team can navigate both less traditional and larger renovation projects, expanding our customer base and adding value to each home. 6 Applying Flexibility We use real time market data and sentiment to anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate external risk factors. 4 Q1 2022

DEAR SHAREHOLDERS, The first quarter of this year was our best ever. We continued building upon our track record of delivering results and beating expectations. Importantly, we once again proved we can grow at a robust pace profitably. The numbers this quarter really capture our success. Our revenue increased $1.1 billion year-over-year. Yes, $1.1 Billion! That is a 384% increase. Our revenue was supported by record sales of 3,602 homes. In March, we bought and sold more homes than any month in Offerpad history. Our top-line growth flowed through to bottom-line profitability. In the first quarter we reported record net income of $41.0 million, or $0.16 per share. On the operations side, we continue to expand into new markets, increase our market penetration, and grow our ancillary service offerings. I’m particularly excited about a new service we plan to introduce through a soft launch in the second quarter called Buyer Boost. This service provides buyers the advantage of making an Offerpad cash-backed offer, increasing their ability to compete in an intense sellers’ market. I’m also pleased to share that our focus on home buyers in 2022 is translating into measurable results. In the first quarter this year, we increased the number of home buyer closings by more than 100% compared to the first quarter of 2021. I believe our ability to meet the customer at the beginning of their real estate journey will help increase our total transaction volume, reduce costs and provide a better one-stop experience for consumers. We had a fantastic first quarter and we look forward to building upon this momentum during the rest of 2022. Brian Bair | Chairman and CEO 5 Q1 2022

INVESTMENT HIGHLIGHTS Large Addressable Market Offerpad operates in the residential real estate industry with a Total Addressable Market of $2.5T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by our real estate expertise and advanced, proprietary algorithms that help optimize each transaction. Competitive Differentiation Offerpad’s Solutions Center provides a diversified suite of real estate services, customizable to meet each customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by geographic expansion, existing market penetration and the rollout of additional ancillary services that create value for our customers. 6 Q1 2022

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +74 NET PROMOTER SCORE* ***** "Enjoyable” Lauren in North Carolina ***** "No showing hassles" Thomas in Indiana 94% CUSTOMER SATISFACTION* ***** "Very transparent” kim in Arizona * Based on surveys from over 1,000 customers in the first quarter 2022. 7 Q1 2022

BUSINESS HIGHLIGHTS Market Expansion and Penetration Offerpad’s record revenue of $1.37B in the first quarter was fueled by a record 3,602 homes sold. Our focus on growing in a disciplined and responsible manner supported our exceptional financial results. During the first quarter, we opened three of the eight new markets planned this year. We added 600 new zip codes, including those in our new markets, increasing our service territory by nearly 15%. Looking forward, we plan to expand our services to five additional markets this year. We expect our next market in Fort Meyers, Florida to be up and running during the second quarter. Our plans for the remainder of the year include expanding to Cincinnati, Ohio; Colorado Springs, Colorado; Fort Collins, Colorado and Fort Wayne, Indiana. WE’RE EXPANDING Offerpad Number of Offerpad Markets 2018 10 2019 12 2020 14 2021 21 2022E 29 8 Q1 2022

BUSINESS HIGHLIGHTS Renovations Increase Growth Opportunity Our differentiated approach to renovations utilizes in-house talent, increasing our efficiency and helping to ensure consistent quality. The sophisticated, technology-driven logistics operation managed by our renovations team enables us to take on both less traditional and larger renovations projects, which in turn expands our potential customer base. In addition, our flexible and adaptable culture enables our team to mitigate industry or other supply chain related challenges. AVERAGE COST $17,000 Renovations completed IN Q1 2022 AVERAGE DAYS 23 Number of days per project in Q1 2022 PROPRIETARY FIELD AUTOMATION Helix GO Field Automation Buy-Box Expansion In the first quarter we expanded our Platinum Home offering. This program allows for higher price point purchases with controls around the number of purchases during each market’s initial launch. Homes in this program will require additional review and approval during the underwriting process and will receive upgraded renovations. Our ability to expand our buy box into higher price point homes with the potential for extensive remodeling is possible because of our highly skilled and efficient renovations team. Ancillary Services We are now licensed to provide Offerpad Home Loans in South Carolina and Ohio, bringing this service to a total of nine states. We are also planning to introduce a new ancillary service supporting home buyers. In the second quarter of 2022 we plan to soft launch Buyer Boost. Buyers will have the advantage of making an Offerpad cash-backed offer, increasing their ability to compete in an intense sellers’ market. RETURNS PER HOME SOLD Gross Profit per Home Sold Contribution Profit After Interest Per Home Sold $50K $40K $30K $20K $10K $0K Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 KEY TAKEWAYS Renovations expand our buy box and value creation opportunities Ancillary Services increase customer transactions and diversity of our offerings 9 Q1 2022

ESG HIGHLIGHTS Our Commitment Offerpad is committed to acting responsibly and in accordance with the highest ethical standards. We believe our commitment to environmentally and socially responsible strategies provides benefits to all our stakeholders, including our customers, shareholders, team members and communities. Volunteerism Our Employee Volunteer Program encourages engagement by providing each full-time employee up to 40 hours a year of paid time to volunteer. Corporate Giving Offerpad will donate up to $185,000 per year to nonprofits focused on furthering access to home ownership or housing solutions and those that help revitalize and improve neighborhood communities. One Home, One Tree Beginning in April through the end of 2022, Offerpad will plant a tree for each home it buys or sells. In 2021, Offerpad bought and sold more than 15,000 homes with plans to buy and sell even more in 2022. Each tree will be planted in a national forest through a partnership with The National Forest Foundation. 10 Q1 2022

Q1 2022 FINANCIAL RESULTS SUMMARY Compared with Q1 2021 Revenue increased 384% to $1.37B Acquired 2,856 homes, an increase of 139% Sold 3,602 homes, an increase of 254% Gross profit increased 294% to $132.1M Net income was $41.0M compared to a net loss of ($0.2M) • Net income includes a $5.7M non-cash credit to mark to market the Warrant Liability Adjusted EBITDA was $50.4M compared to $3.0M Contribution profit after interest per home sold was $24,400, an increase of 6% 11 Q1 2022

Offerpad

TOTAL REVENUE ($M)


+384%
$284
$379
$540
$868
$1,374
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22

Offerpad

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)


$50.4
$41.0
$35.3
$3.0
$13.1
$6.1
$12.8
$7.7
($0.2)
$9.2
($2.1)
($2.8)
($15.3)
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA

See page 21 for a reconciliation to the most directly comparable GAAP measure and additional information.

12 | Q1 2022

SECOND QUARTER 2022 OUTLOOK HOMES SOLD 2,900 – 3,100 REVENUE $1.1B – $1.15B ADJUSTED EBITDA1 $27M – $37M COMING SOON Offerpad move freely FOR SALE 1 See Non-GAAP financial measures on page 18 for an explanation of why a reconciliation of this guidance cannot be provided. 13 Q1 2022

APPENDIX Forward-Looking Statements Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the second quarter 2022, expectations regarding profitability, expansion into new markets and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. 14 Q1 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended March 31, (in thousands, except per share data) (Unaudited) 2022 2021 Revenue $1,373,837 $ 283,972 Cost of revenue 1,241,695 250,435 Gross profit 132,142 33,537 Operating expenses: Sales, marketing and operating 69,888 25,076 General and administrative 14,657 4,734 Technology and development 3,182 2,283 Total operating expenses 87,727 32,093 Income from operations 44,415 1,444 Other income (expense): Change in fair value of warrant liabilities 5,664 — Interest expense (7,196) (1,918) Other income, net 4 241 Total other expense (1,528) (1,677) Income (loss) before income taxes 42,887 (233) Income tax expense (1,899) — Net income (loss) $ 40,988 $ (233) Net income (loss) per share, basic $ 0.17 $ (0.00) Net income (loss) per share, diluted $ 0.16 $ (0.00) Weighted average common shares outstanding, basic 240,120 58,567 Weighted average common shares outstanding, diluted 259,607 58,567 15 | Q1 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS March 31, December 31, (in thousands, except par value per share) (Unaudited) 2022 2021 ASSETS Current assets: Cash and cash equivalents $198,167 $169,817 Restricted cash 37,591 24,616 Accounts receivable 21,796 6,165 Inventory 871,511 1,132,571 Prepaid expenses and other current assets 10,004 9,808 Total current assets 1,139,069 1,342,977 Property and equipment, net 5,408 5,146 Other non-current assets 5,918 4,959 TOTAL ASSETS $1,150,395 $1,353,082 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $8,637 $6,399 Accrued and other current liabilities 29,917 35,027 Secured credit facilities and notes payable, net 725,809 861,762 Secured credit facilities and notes payable - related party 59,742 164,434 Total current liabilities 824,105 1,067,622 Warrant liabilities 18,397 24,061 Other long-term liabilities 4,466 3,830 Total liabilities 846,968 1,095,513 Commitments and contingencies Stockholders’ equity: Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 229,977 and 224,154 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively 23 22 Class B common stock, $0.0001; 20,000 shares authorized; 14,816 shares issued and outstanding as of March 31, 2022 and December 31, 2021 2 2 Additional paid in capital 394,470 389,601 Accumulated deficit (91,068) (132,056) Total stockholders’ equity 303,427 257,569 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $1,150,395 $1,353,082 16 | Q1 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Three Months Ended March 31, ($ in thousands) (Unaudited) 2022 2021 Cash flows from operating activities: Net income (loss) $40,988 $(233) Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: Depreciation 119 130 Gain on sale of property and equipment — (246) Amortization of debt financing costs 717 88 Impairment of inventory 981 130 Stock-based compensation 1,628 614 Change in fair value of warrant liabilities (5,664) — Changes in operating assets and liabilities: Accounts receivable (15,631) (219) Inventory 260,079 (48,775) Prepaid expenses and other assets (2,488) (4,216) Accounts payable 2,238 359 Accrued and other liabilities (3,140) 4,256 Net cash provided by (used in) operating activities 279,827 (48,112) Cash flows from investing activities: Purchases of property and equipment (381) (990) Proceeds from sales of property and equipment — 2,032 Net cash (used in) provided by investing activities (381) 1,042 Cash flows from financing activities: Borrowings from credit facilities and notes payable 892,836 281,066 Repayments of credit facilities and notes payable (1,134,164) (255,962) Payment of debt financing costs (35) (175) Proceeds from exercise of stock options 3,242 459 Net cash (used in) provided by financing activities (238,121) 25,388 Net change in cash, cash equivalents and restricted cash 41,325 (21,682) Cash, cash equivalents and restricted cash, beginning of period 194,433 50,742 Cash, cash equivalents and restricted cash, end of period $235,758 $29,060 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents $198,167 $26,411 Restricted cash 37,591 2,649 Total cash, cash equivalents and restricted cash $235,758 $29,060 Supplemental disclosure of cash flow information: Cash payments for interest $10,537 $2,863 17| Q1 2022

Non-GAAP Financial Measures In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this shareholder letter because we are unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of our control. Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins) To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit. 18 | Q1 2022

Adjusted Gross Profit / Margin We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue. We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort. Contribution Profit / Margin We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to our Offerpad Home Loans “OPHL” operations. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue. We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort. Contribution Profit / Margin After Interest We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue. We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing. 19 | Q1 2022

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,	
(in thousands, except percentages and homes sold, unaudited)	2022	2021
Gross profit (GAAP)	$ 132,142	$ 33,537
Gross margin	9.6%	11.8%
Homes sold	3,602	1,018
Gross profit per home sold	$ 36.7	$ 32.9
Adjustments:		
Inventory impairment - current period (1)	434	104
Inventory impairment - prior period (2)	(1,114)	(138)
Interest expense capitalized (3)	4,278	606
Adjusted gross profit	$ 135,740	$ 34,109
Adjusted gross margin	9.9%	12.0%
Adjustments:		
Direct selling costs (4)	(31,854)	(8,036)
Holding costs on sales - current period (5)(6)	(1,991)	(461)
Holding costs on sales - prior period (5)(7)	(819)	(193)
Other income (8)	4	241
Contribution profit	$ 101,080	$ 25,660
Contribution margin	7.4%	9.0%
Homes sold	3,602	1,018
Contribution profit per home sold	$ 28.1	$ 25.2
Adjustments:		
Interest expense capitalized (3)	(4,278)	(606)
Interest expense on homes sold - current period (9)	(5,312)	(1,117)
Interest expense on homes sold - prior period (10)	(3,443)	(446)
Contribution profit after interest	$ 88,047	$ 23,491
Contribution margin after interest	6.4%	8.3%
Homes sold	3,602	1,018
Contribution profit after interest per home sold	$ 24.4	$ 23.1

(1) Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2) Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3) Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.
(4) Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5) Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6) Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7) Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8) Other income principally represents income earned from the sale of certain fixed assets.
(9) Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10) Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

20 | Q1 2022

Adjusted Net (Loss) Income and Adjusted EBITDA We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items. We calculate Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue. We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated: Three Months Ended March 31, (in thousands, except percentages, unaudited) 2022 2021 Net income (loss) (GAAP) $40,988 $(233) Change in fair value of warrant liabilities (5,664) - Adjusted net income (loss) $35,324 $(233) Adjusted net income (loss) margin 2.6% (0.1%) Adjustments: Interest expense 7,196 1,918 Amortization of capitalized interest (1) 4,278 606 Income tax expense 1,899 - Depreciation and amortization 119 130 Amortization of stock-based compensation 1,628 613 Adjusted EBITDA 50,444 3,034 Adjusted EBITDA margin 3.7% 1.1% (1) Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale. 21 | Q1 2022

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